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                                                                   EXHIBIT 10.25


                  FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT


      THIS AGREEMENT, dated as of March 11, 1996, is entered into by and between CALIFORNIA AMPLIFIER, INC., ("Borrower"), and CALIFORNIA UNITED BANK, N.A., a national banking association ("Lender").


                                  RECITALS:

      A. The Borrower and the Lender are parties to a Business Loan Agreement, dated as of July 26, 1995, (the "Agreement").

      B. Borrower and Lender have agreed to amend certain terms and conditions of the Agreement in certain respects.


                                  AGREEMENT:

      Borrower and Lender agree as follows:

      1. Each of the terms defined in the Agreement, unless otherwise defined herein, shall have the same meaning when used herein.

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      2.  The following section is hereby added to the Agreement:

            LETTER OF CREDIT SUBLIMIT. As a sublimit under the Line of Credit, Borrower may obtain commercial and standby letters of credit (each individually a "Letter of Credit" and collectively the "Letters of Credit"), in form and substance satisfactory to Lender, in an aggregate amount not to exceed at any one time $100,000.00. No Letter of Credit may expire later than sixty (60) days after the maturity date of the Line of Credit.

            For purposes of calculating the amount of advances available under the Line of Credit, 100% of the face amount of the outstanding Letters of Credit shall be deemed outstanding advances under the Line of Credit and therefore subtracted from the amount available under the Line of Credit. Borrower shall execute Lender's standard form letter of credit application and agreement, and such other documents as Lender may reasonable require, in connection with the Letter of Credit.

            Borrower shall pay to Lender for each Letter of Credit, fees equal to Lender's fees as determined by Lender. Borrower agrees and acknowledges that Lender, may from time to time, without notice to Borrower, increase such fees, and that Borrower shall be obligated to pay such increased fees upon receipt of an invoice from Lender relative thereto.

      3. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment and the Agreement shall be read together, as one document.

      4.   Borrower represents and warrants as follows:

            (a) Each of the representations and warranties contained in the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof;

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            (b) The execution, delivery and performance of this Amendment and any note required hereunder are within the Borrower's powers, have been duly authorized by all necessary action, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and

            (c) No event has occurred and is continuing or would result from this Amendment that constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      WITNESS the due execution hereof as of the date first written above.

      CALIFORNIA AMPLIFIER, INC.



      BY:  /s/ Michael R. Ferron
         -----------------------------------
           Authorized Officer



      CALIFORNIA UNITED BANK, N.A.



      BY:
         -----------------------------------
           Karen Brown, Vice President



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